Exhibit 3.105

KANSAS LIMITED LIABILITY COMPANY

ARTICLES OF ORGANIZATION

OF

DODGE CITY HEALTHCARE GROUP, LLC

2008 AUG 28 PM 12: 07

FILED
SECRETARY OF STATE

The undersigned, desiring to form a limited liability company pursuant to Section 17-7673 of the Kansas Revised Limited Liability Company Act, does hereby certify as follows:

1.                                      The name of the limited liability company (the “LLC”) is Dodge City Healthcare Group, LLC.

2.                                      The address of the registered office of the LLC is 515 South Kansas Avenue, Topeka, Kansas 66603, Shawnee County.

3.                                      The name of the registered agent of the LLC, located at the registered office set forth above, is The Corporation Company, Inc.

IN WITNESS WHEREOF, the undersigned declares under penalty of perjury under the laws of the state of Kansas that the foregoing is true and correct and has executed these Articles of Organization on this 28th day of August, 2008.

WESTERN PLAINS REGIONAL HOSPITAL,
LLC, as a Member

By:	/s/ Thomas M. Weiss
Name:	Thomas M. Weiss
Title:	President

DODGE CITY HEALTHCARE PARTNER,
INC., as a Member

By:	/s/ Thomas M. Weiss
Name:	Thomas M. Weiss
Title:	President